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                                                                        Ex 10.12


                       PREFERRED STOCK PURCHASE AGREEMENT


         PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of May 14, 1999, by and between SoftCom, Inc., a Delaware corporation ("Seller") and each purchaser executing a signature page hereto (collectively, the "Buyers", and each individually a "Buyer").


                                  WITNESSETH:

         WHEREAS, Seller desires to sell to Buyers, and the Buyers desire to purchase from Seller, the number of shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock") set forth under each such Buyer's name on a signature page hereto (the "Shares"), subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:

         1.       Terms of Acquisition.

         1.1 Stock Purchase. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), each Buyer shall purchase from Seller, and Seller shall sell, convey and deliver to each Buyer, the Shares, free and clear of any and all charges, liens, claims, security interests, adverse interests, pledges and encumbrances. The certificates evidencing the Shares shall be delivered at the Closing (as hereinafter defined) by Seller to each Buyer. Seller's agreement with each of the Buyers is a separate agreement, and the sale of Shares to each Buyer is a separate sale notwithstanding the fact that the terms of such sales are contained in one agreement.

         1.2 Purchase Price. As the purchase price for the Shares, each Buyer shall pay to Seller, at the Closing, the aggregate sum set forth under each such Buyer's name on a signature page hereto (the "Purchase Price"). Such amount shall be payable by check, wire transfer or delivery of other immediately available funds.

         1.3 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, New York, New York 10020, on such dates as funds for the Shares are received from each Buyer or at such other time and place as Seller and Buyers shall mutually agree (the "Closing Date"). At each Closing, upon payment of the Purchase Price by a Buyer, Seller shall deliver to such Buyer a certificate representing the amount of Shares purchased by such Buyer.
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     1.4  Subsequent Sale of Preferred Stock. At any time on or before May 19,
1999, Seller may sell up to an aggregate of 5,769,231 shares of Preferred Stock (including shares sold on the date hereof) to new investors in Seller (each a "New Investor"). In addition, the sale of up to an additional 641,026 shares of Preferred Stock may be made after May 18, 1999 to an additional investor (also referred to herein as a "New Investor"), subject to the limitation provided in the second sentence of Section 7 below. All sales described herein shall be made on the terms and conditions set forth in this Agreement, and each New Investor shall execute and deliver a counterpart of this Agreement. All shares of Preferred Stock sold pursuant to this Section 1.4 shall be deemed to be "Shares" for all purposes under this Agreement, and each New Investor, upon consummation of the purchase of such Shares, shall be deemed to be a "Buyer" for all purposes under this Agreement.

     2.   Representations and Warranties.

     2.1 Representations and Warranties of Seller. Seller hereby represents, warrants, and covenants to the Buyers as follows:

          (a) Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to carry on its business as now being conducted and presently proposed to be conducted.

          (b) Requisite Power and Authorization. Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action of Seller required for the execution, delivery and performance of this Agreement has been duly taken. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights in general and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

          (c) No Conflicts. The execution, delivery and performance of this Agreement will not (i) conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation (the "Certificate") or By-laws of Seller, or any agreement or other obligation to which Seller is a party or by which Seller or any of its assets are bound, or any judgment, decree, order, writ, injunction, determination or award of any court or other governmental agency, instrumentality or body applicable to Seller, or (ii) violate any law, rule or regulation applicable to Seller or its property.

          (d) No Consents. No consent, authorization, approval of, or order of any governmental agency or court or any other person or entity is required in connection with Seller's execution and delivery and performance of this Agreement.

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          (e)  Qualification. Except as set forth on Schedule 2.1(e) attached hereto, Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its Condition (as defined below).

          (f) Capitalization. The capital stock of Seller, as authorized by the Certificate, will consist of: (i) 33,000,000 shares of Common Stock, 10,000,000 shares of which will be issued and outstanding and 6,615,384 shares of which will be reserved for issuance upon conversion of the Shares and the conversion of shares issued upon exercise of the Warrants described in Section 4 below (the "Warrants") (the shares issued upon conversion of the Shares, upon exercise of the Warrants or upon conversion of shares issued upon exercise of the Warrants are sometimes hereinafter referred to, collectively, as "Conversion Shares"); and (ii) 7,000,000 shares of preferred stock, par value $0.01 per share of Seller, of which 6,800,000 shares shall have been designated a Preferred Stock. The rights, privileges and preferences of the Common Stock and Preferred Stock are as stated in the Certificate and the Certificate of Designations relating to the Preferred Stock, true and complete copies of which are attached hereto as Exhibit A. Except as specifically set forth on Schedule 2.1(e) hereto, and except for options to purchase up to 6,910,830 shares of Common Stock pursuant to outstanding stock options, as of the Closing, Seller will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and, except for the preemptive rights contained in the Certificate, no person or entity will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Seller; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose (other than an aggregate of 6,910,832 shares of Common Stock reserved for issuance upon exercise of options issued or issuable pursuant to the Company's existing stock options or stock option or incentive plans); or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the immediately preceding clause (i). No outstanding options, warrants or other security directly or indirectly exercisable for or convertible into any class or series of Seller's capital stock require anti-dilution adjustments by reason of the transactions contemplated by this Agreement. All of the issued and outstanding shares of Common Stock have been duly and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. All of the shares of Preferred Stock and Conversion Shares, when issued,
(i) will be duly and validly issued, fully paid and nonassessable, (ii) except as set forth in the Shareholders Agreement in the form of Exhibit D hereto (the "Shareholders Agreement"), and except for certain Preferred Stock subject to irrevocable proxies, will be free of any liens or encumbrances of any kind, and
(iii) will be issued in compliance with all applicable federal and state securities laws. To the best knowledge of Seller, there are no agreements among Seller's stockholders with respect to the voting or transfer of Seller's capital stock, other than the agreements regarding voting and transfer contained in the Shareholders Agreement. Schedule 2.1(e) sets forth a complete and correct list of the name of each holder of Seller's stock, options or other securities and the number of shares, options or other securities (and type, class and series of capital stock owned by such stock, option or other security holder (and exercise price, if applicable)). In addition Seller has agreed to issue warrants to purchase 205,128 Shares of Preferred Stock to PS Capital Ventures, LP. Prior to consummation of the transactions contemplated hereby, Seller shall amend its Certificate of Incorporation and Certificate of Designations related to the Preferred Stock to increase its authorized shares of preferred stock and the authorized Series A Preferred Stock to be 7,500,000 shares.



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     (g)  Subsidiaries. Seller does not presently own or control, directly or indirectly, any interest in any partnership, corporation or other business entity.

     (h) Financial Information. To the extent Seller has previously provided to a Buyer its unaudited balance sheet as of December 31, 1998, and the related unaudited statements of operations, stockholders' equity and cash flows for the year then ended (the "Financials") such Financials are complete and correct in all material respects; are in accordance with the books of account, ledgers and records of Seller; have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (subject to ordinary year-end adjustments not individually, or in the aggregate, material to the Condition of the Company); and present fairly the consolidated financial position, results of operations and cash flows of Seller as of the respective dates thereof. Except as reflected in the Financials, the Seller does not have as of the Closing any obligation or liability, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Financials, which liabilities are not, individually or in the aggregate, material to the Condition of Seller, and (ii) obligations and liabilities which, individually or in the aggregate, are not material to the Condition of Seller and are not required under GAAP to be reflected in the Financials.

     (i) Certain Changes or Events. Since December 31, 1998, the business of Seller has been operated only in the ordinary course, consistent with past practice, and in addition to, and not in limitation of the foregoing: (i) there has not been any significant adverse change in the business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects (collectively, "Condition") of Seller, except for changes in the ordinary course of business consistent with past practice which have not been, in the aggregate, materially adverse to Seller; (ii) there has been no change of laws, rules or regulations applicable to Seller, or revocation or change in any contract, permit or right to do business, and no other event or occurrence of any character which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of Seller; (iii) Seller has not authorized or made any distributions, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has Seller redeemed, purchased or otherwise acquired, any of its capital stock or other equity interests; (iv) except as set forth on Schedule 2.1(i) attached hereto, there has been no material change in any compensation, arrangement or agreement with any employee, director, stockholder or Affiliate (as defined below); and (v) there has been no agreement or commitment by Seller to do or perform any of the acts described in this Section 2.1(i). "Affiliate" of a specified person or entity shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

     (j) Title to Assets. Seller has good title to all of its assets and properties, free and clear of any liens or encumbrances of any kind, except for such liens and encumbrances which arise in the ordinary course of business and do not materially impair Seller's use or ownership of such assets. With respect to any assets or properties it leases, Seller holds a valid and subsisting leasehold interest therein, free and clear of any liens or encumbrances of any kind, and is in compliance, in all material respects, with the terms of the applicable lease.

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                    (k)  Contracts.  Seller is not a party to, nor is its assets or properties bound by, or subject to, any contracts, agreements, notes, instruments, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") of the following types, except for those listed in Schedule 2.1(k) attached hereto:

                              any Contract pursuant to which Seller, or another
party thereto, is obligated to pay in excess of twenty-five thousand dollars ($25,000) in any twelve-month period;

                              any Contract pursuant to which Seller acquired
the right to use any Intellectual Property (defined below) or information that is material to or necessary in the business of Seller, or pursuant to which Seller has granted to others the right to use, or which otherwise relates to, its Intellectual Property;

                              any Contract (other than advances of expenses to
employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;
                              any Contract between Seller, on the one hand, and
any of its officers, directors, employees or persons or entities that beneficially own in excess of 1.0% of the outstanding equity interest of Seller, or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other;

                              any deferred compensation agreements, bonus,
pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of Seller;

                              any Contract with any labor union affecting
employees of Seller;
                              any Contract which restricts Seller from freely
engaging in business or competing anywhere; or

                              any Contract which otherwise is material to the
Condition of Seller.

          All of such Contracts are in full force and effect and constitute legal, valid and binding obligations of Seller and, to the best knowledge of Seller, the other parties thereto; the Seller and, to the best knowledge of Seller, each other party thereto, has performed in all material respects all obligations required to be performed by it under such Contracts.


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
          (l) Intellectual Property. Seller has sufficient title, ownership or other rights in all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (the "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others known to Seller. Except as set forth on Schedule 2.1(l) attached hereto, there are no outstanding option, license or agreement of any kind relating to the foregoing, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Seller has not received any communications alleging that Seller has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is Seller aware of any such violations. To Seller's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of Seller or that would conflict with Seller's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the consummation of the transactions contemplated hereby, nor the carrying on of Seller's business by the employees of Seller, nor the conduct of Seller's business as proposed, will, to Seller's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Seller does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Seller.

          (m) Insurance. Seller has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Seller also has in full force and effect comprehensive general liability insurance providing coverage in such amounts as are customary for responsible companies engaged in the same or similar business.

          (n) Litigation. There is no action, suit, proceeding, investigation or governmental approval process pending or, to the knowledge of Seller, threatened against Seller or affecting any of the properties or assets of Seller which individually or in the aggregate could have a material adverse effect on the Condition of Seller, nor is Seller aware of any basis for any such action. Neither Seller nor any of its assets or properties, nor, to Seller's knowledge, in connection with its business, any stockholder, director, officer or employee of Seller, is subject to any action, order, judgment, writ, injunction, decree, ruling or decision of any governmental authority which is material to the Condition of Seller. There is no action or suit by Seller currently pending or which Seller intends to initiate which is material to the Condition of Seller.

          (o) Compliance with Laws; Permits. Seller has not violated or failed to comply with, in any material respect, any statute, law, ordinance, rule, regulation or policy to which it or any of its properties or assets is subject. Seller has all permits, licenses, orders, certificates, authorizations and approvals that are material to the conduct of its business as presently conducted and as proposed to be conducted and is not in violation thereof; all such permits, licenses, orders, certificates, authorizations and approvals are, and as of the Closing will be, in full force and effect.


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
          (p) Taxes. Seller has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Seller has paid all taxes and other assessments due. The provision for taxes of Seller as shown in the Financials is adequate for taxes due or accrued as of the date thereof.

          (q) Registration Rights. Except as otherwise provided in this Agreement, no person or entity has, and as of the Closing no person or entity will have, demand, "piggy-back," or other rights to cause Seller to file any registration statement under the Securities Act of 1933, as amended, relating to any securities of Seller or to participate in any such registration statement.

          (r) No Brokers or Finders. Except for certain options issuable to David Mitchell to purchase up to 510,832 shares in his capacity as an advisor to Seller, Seller has not entered into any agreement pursuant to which Seller or any Buyer will be liable, as a result of the transactions contemplated by this Agreement or the transactions contemplated hereby, for any claim of any person or entity for any commission, fee or other compensation as finder or broker.

          (s) Employee Confidentiality Agreements/Highly-Compensated Employees. Each employee and officer of Seller has executed an agreement protecting Seller's confidential and proprietary information in customary form. No employee or officer of Seller has received compensation, or is currently compensated at a rate, in excess of $150,000 per annum.

          (t) Disclosure. In connection with the purchase of the Shares by the Buyers as contemplated hereby, Seller has disclosed to the Buyers all material facts and information known to Seller concerning Seller, its Condition and the Shares, and has not in any of the representations or warranties contained in this Agreement made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained in such representations and warranties not misleading.

          (u) ERISA. Except as set forth in Schedule 2.1(u) attached hereto, Seller does not maintain (nor has it ever maintained) nor does it have (nor has it ever had) any obligation under any employee benefit plan, program or policy, whether written or unwritten, including without limitation an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     2.2 Representations and Warranties of the Buyers. Each Buyer hereby severally, and not jointly, represents, warrants and covenants to Sellers as follows, provided, that nothing contained in this Section 2.2 shall in any respect limit or modify the representations and warranties of Seller in Section
2.1 or the right of each Buyer to rely thereon:

     (a) Requisite Power and Authorization. Such Buyer has full power and authority and/or legal capacity to enter into this Agreement and this Agreement constitutes such Buyer's valid and



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binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcement of creditors' rights in general and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

          (b) Purchase Entirely for Own Account. The Shares purchased by such Buyer under this Agreement are being acquired for investment for such Buyer's own account, and not with a view to the resale or distribution of any part thereof in violation of any applicable securities laws. Such Buyer has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares purchased by such Buyer. By executing this Agreement, each Buyer further represents that such Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares in violation of any applicable securities laws.

          (c) Disclosure of Information. Each Buyer has reviewed the Certificate of Designation of Seller attached hereto as Exhibit A which sets forth the rights of the Preferred Stock. Each Buyer believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

          (d) Investment Experience. Each Buyer is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, the Buyer represents it has not been organized for the purpose of acquiring the Shares.

          (e) Restricted Securities. Each Buyer understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Buyer's representations as expressed herein. Each Buyer understands that the Shares are "restricted securities" under applicable Federal and state securities laws and that, pursuant to these laws, each Buyer must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Buyer acknowledges that, except as set forth herein, Seller has no obligation to register or qualify the Shares for resale. Each Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and on requirements relating to Seller which are outside of such Buyer's control, and which Seller is under no obligation and may not be able to satisfy. In this connection, each Buyer represents that it is familiar with Securities and Exchange Commission Rule 144 ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby.

          (f) Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:


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      (i) "These securities have not been registered under the Securities Act of
1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with the respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     (ii) "The Shares evidenced hereby are subject to a Shareholders Agreement (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of said Shareholders Agreement."

      (g) Accredited Investor. Each Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

       3. Conditions Precedent.

          (a) Conditions to Seller's Obligation. The obligation of Seller to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Seller in writing:

               (i) Representation and Warranties. The representations and warranties of each Buyer purchasing at the Closing contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

               (ii) Purchase Price. Each of the Buyers purchasing at the Closing shall have delivered to Seller such Buyer's respective portion of the Purchase Price.

               (iii) Minimum Sales. Buyers shall have purchased Shares having an aggregate minimum purchase price of at least $1,000,000.

               (iv) Shareholders Agreement. The Shareholders Agreement, substantially in the form attached hereto as Exhibit D, shall have been executed by Seller and each of the Buyers.

          (b) Conditions to the Buyer's Obligation. The obligation of each Buyer to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by such Buyer in writing:


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
            (i) Representations and Warranties. The representations and warranties of Seller shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties have been made on and as of the Closing Date.

           (ii) Share Certificates. Each Buyer purchasing at the Closing shall have received from Seller stock certificates evidencing the Shares purchased by such Buyer.

          (iii) Certificate of Designation. The Certificate of Designation, substantially in the form attached hereto as Exhibit A, shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

           (iv) Stock Split. Seller shall have consummated a 100:1 split of its currently outstanding common stock.

            (v) Founder's Note. Seller and Kevin O'Brien shall have executed the Founder's Note, substantially in the form attached hereto as Exhibit B.

           (vi) Deferred Compensation Subordination Agreement. The Deferred Compensation Subordination Agreement, substantially in the form attached hereto as Exhibits C-1 and C-2, shall have been fully executed by all signatories thereto.

          (vii) Shareholders Agreement. The Shareholders Agreement, substantially in the form attached hereto as Exhibit D, shall have been executed by Seller and each of the Buyers.

         (viii) Founder Non-Compete Agreement. Chris O'Brien and Kevin O'Brien shall have each entered a Founder Non-Compete Agreement, substantially in the form attached hereto as Exhibit E.

           (ix) By-laws. Seller's By-laws shall have been amended substantially in the form attached hereto as Exhibit F, to require a supermajority vote by Seller's Board of Directors on certain corporate governance issues.

            (x) Minimum Sales. Buyers shall have purchased Shares having an aggregate minimum purchase price of at least $1,000,000.

           (xi) Legal Opinion. Buyers shall have received a legal opinion in form and substance satisfactory to the Buyers.


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
          4. Warrants. Seller shall issue warrants to purchase Preferred Stock to each Buyer ("Threshold Buyer") purchasing $800,000 or more in Preferred Stock. The number of shares which such warrants shall entitle each such Buyer to purchase shall equal fifteen (15%) percent of the number of shares of Preferred Stock purchased by such Buyer. Seller shall also issue warrants to purchase Preferred Stock to each group of Buyers (other than any Threshold Buyers) purchasing $800,000 or more in Preferred Stock. The number of shares which such warrants shall entitle such group of buyers to purchase shall equal five (5%) percent of the number of shares of Preferred Stock purchased by such group. Such warrants shall otherwise contain the terms and conditions set forth in the Preferred Stock Purchase Warrant attached hereto as Exhibit G.

          5.   Intentionally omitted.

          6. Registration Rights. Each Buyer will have the following registration rights with respect to Shares purchased hereunder:

               (a) If during any time any Buyer owns any Shares, Seller shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, it shall send to each Buyer written notice of such determination and, if within twenty (20) days after receipt of such notice, any Buyer shall so request in writing, Seller shall include in such registration statement all of the Shares held by such Buyer, and requested to be registered by such Buyer. Notwithstanding the foregoing, in the event that any registration shall be in whole or in part an underwritten offering, the number of registrable securities to be included in such an underwriting may be reduced (pro rata among the Buyers and the holders of the other registrable securities requested to be registered by each of them) if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would reduce the number of registrable securities to be offered by Seller. Nothing herein shall be construed so as to require Seller, in connection with any proposed offering, to engage the services of an underwriter, as, for example, if Seller shall file a registration statement under Rule 415 of the Securities Act without the services or engagement of any underwriter. This "piggy-back" registration right shall not apply to an offering of equity securities on Forms S-4 or S-8 (or their then equivalents) relating to securities to be issued solely in connection with an acquisition of any entity or business or securities issuable in connection with a stock option or other employee benefit plan. At such time of any registration each Buyer and Seller shall enter into customary reciprocal indemnification provisions with respect to such registration; provided, that in no event shall any Buyer be obligated to indemnify Seller for any amount in excess of the proceeds received by such Buyer in such offering.

               (b) If and to the extent Seller grants registration rights to any group of investors in the future that are more favorable to such investors than the registration rights granted to Buyers hereunder, the Buyers hereunder shall be entitled to such registration rights granted to such investors on a pari passu basis.

          7. Maximum Sales. Subject to the next succeeding sentence, Seller shall not sell Shares having an aggressive purchase price in excess of $2,250,000. Notwithstanding the immediately preceding sentence, Seller shall be permitted to sell additional Shares having an aggregate purchase price of $250,000 (for a total maximum or $2,500,000) with the unanimous consent of Seller's board of directors (as such board of directors is constituted as set forth in the Shareholders Agreement).

     8. Financial Information. Seller shall within forty-five (45) days after the end of each financial quarter provide its members of the board of directors with quarterly unaudited financial statements including (a) an unaudited balance sheet as of the last day of such quarter, (b) an unaudited statement of income for such quarter and (c) a cash flow statement for such quarter. In addition, Seller shall provide each Buyer on a current basis copies of financial statements or other financial information that it provides to any other of its stockholders.

     9.   Miscellaneous Provisions.

          (a) Amendments. This Agreement may be amended or modified but only by a written instrument executed by all of the parties hereto.

          (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

          (c) Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed therein.

          (d) Survival of Representations. The parties hereto agree that the representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

          (e) Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (g) Severability. If any provision or party thereof contained in this Agreement is declared invalid by any court of competent jurisdiction or a government agency having jurisdiction, such declaration shall not affect the remainder of the provision or the other provisions and each shall remain in full force and effect.

          (h) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect or limit the meaning or interpretation of this Agreement.

     (i) Expenses. Each party hereto shall bear its own expenses incurred in connection with the consummation of the transactions contemplated in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Preferred Stock Purchase Agreement as of the day and year first above written.

                                    SELLER:
                                    SOFTCOM, INC.

                                    By: /s/Chris O'Brien
                                        --------------------------
                                    Name: Chris O'Brien
                                    Title: Chief Executive Officer

                                     BUYER:
                                     SCREAMINGMEDIA NET, INC.

                                     By: /s/ Alan Ellman
                                         -------------------------
                                     Name:  Alan Ellman
                                     Title: President



384,615                        $.39                         $150,000
Number of Shares purchased  x  purchase price per share  =  Aggregate purchase price